Exhibit 99.1

December 8, 2005

Via Hand Delivery

Mr. Daniel M. Meyers

c/o Thomas H. Durkin, Esq.

Gesmer Updegrove LLP

40 Broad Street

Boston, MA  02109

Dear Dan:

I am writing this letter in connection with your resignation from employment with The First Marblehead Corporation (the “Company”).

Your resignation from the Company was effective on September 27, 2005 (the “Termination Date”).  This resignation covered your role as an officer, director and employee of the Company and its subsidiaries.  You were paid through September 30, 2005, which was the end of the payroll period following the Termination Date.

Our records indicate you had used all accrued vacation through the Termination Date.  You have received payment in full for all services rendered in conjunction with your employment by the Company, and no other compensation is owed to you.  Our records also indicate you have been reimbursed by the Company for all business expenses incurred and submitted in conjunction with the performance of your employment.  The Company has thoroughly reviewed its accounting records, including charges and expenses incurred by you, and all outstanding expense reimbursements identified in this review as being owed to or from you have been resolved.

The Company has provided to you previously information regarding group medical insurance pursuant to the federal “COBRA” law.  All other benefits, including but not limited to participation in The First Marblehead  401K Plan, as well as life insurance, short term disability and long term disability, ceased upon your Termination Date.

As you will recall, in connection with the receipt of bonuses for fiscal 2005, all executive officers who had not previously signed the Company’s form of Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) were required to do so.  Your obligations under the Non-Competition Agreement dated September 13, 2005, a copy of which is attached hereto for your convenience, remain in effect.

Very truly yours,

The First Marblehead Corporation

By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman and General Counsel

INVENTION, NON-DISCLOSURE, NON COMPETITION AND NON-SOLICITATON AGREEMENT

This Agreement is made between The First Marblehead Corporation, a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and “Daniel Meyers” (the “Employee”).

In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1. Proprietary Information

a) The Employee agrees that all information, whether or not in writing, of a confidential nature concerning the Company’s business (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

b) The Employee agrees that all materials containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2. Developments

a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of author ship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3. Other Agreements

The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party.  The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4. Non-Competition and Non-Solicitation

While the Employee is employed by the Company and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business, including but not limited to any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Employee was employed by the Company; or

b) Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, or hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (ii) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six months or longer.

5. No Employment Contract

The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6. Miscellaneous

a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

b) If the Employee violates the provisions of Section 4, the Employee shall continue to be bound by the restrictions set forth in Section 4 until a period of one year has expired without any violation of such provisions.

c) If any restriction set forth in Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

d) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

e) This Agreement will be binding upon the Employee’s heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

f) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

g) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to specific performance of the provisions of this Agreement and shall have the right to obtain an injunction from a court restraining such a breach or threatened breach, and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

h) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof).  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

THE FIRST MARBLEHEAD CORPORATION

Date:	9/8/05
By:	/s/ Robin Camara
Print Name: Robin Camara
Title: Senior Vice President, Human Resources

EMPLOYEE

Date:	13 Sept 2005
Employee Signature:	/s/ Daniel Meyers